UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2022

Heart Test Laboratories, Inc

(Exact name of Registrant as Specified in Its Charter)

Texas	001-41422	26-1344466
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Reserve Street, Suite 360
Southlake, Texas		76092
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 682 237-7781

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HSCS	The NASDAQ Stock Market LLC
Warrants	HSCSW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

Effective December 27, 2022, Patrick Kanouff voluntarily resigned from the Board of Directors (the “Board”) of Heart Test Laboratories, Inc. (the “Company”). Mr. Kanouff served as a member of the Audit Committee of the Board, the Compensation Committee of the Board, and the Nominating and Corporate Governance Committee of the Board.

Appointment of Director

Effective December 28, 2022, the Board appointed David R. Wells to the Board as a director to fill the vacancy created by Mr. Kanouff’s resignation. Mr. Wells will serve as a member of Class II of the Board with a term expiring at the Company’s 2024 annual meeting of the shareholders and until such time as his successor is duly elected and qualified, or until his earlier disability, death, resignation or removal. The Board appointed Mr. Wells as a member of the Audit Committee of the Board, the Compensation Committee of the Board, and the Nominating and Corporate Governance Committee of the Board.

Based upon information requested from and provided by Mr. Wells concerning his background, employment and affiliations, including family relationships, the Board determined that Mr. Wells does not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director of the Company and that Mr. Wells is “independent” as that term is defined under the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and the listing requirements of the Nasdaq. There are no transactions in which Mr. Wells has an interest requiring disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Wells and any other persons pursuant to which he was appointed as director of the Company.

David R. Wells, age 60, is a partner of Atlas Bookkeeping, LLC, a technology based financial services firm providing bookkeeping and reporting for emerging growth and small cap public and privately held companies, which he founded in October 2022. Mr. Wells served as the Chief Financial Officer of GHS Investments, LLC, a privately held “super value” fund focused on small to mid-cap companies, from June 2021 to September 2022. Prior to that, Mr. Wells served as the Chief Financial Officer of ENDRA Life Sciences Inc., a publicly traded clinical diagnostics technology company, initially on an interim basis beginning in May 2014, and on a continuing basis beginning in 2017 until June 2021. He possesses over 30 years of experience in finance, operations and administrative positions. While mainly focused on technology companies, Mr. Wells has also worked in the water treatment, supply-chain management, manufacturing and professional services industries.

Mr. Wells was the founder of Wells Compliance Group, a technology-based services firm supporting the financial reporting needs of publicly traded companies and privately held firms whose investor or shareholder base required timely GAAP-compliant financial reporting. During his time at StoryCorp Consulting, Inc. (d/b/a/ Wells Compliance Group) from September 2009 to June 2021, Mr. Wells consulted with several emerging growth publicly traded companies.

Mr. Wells holds an MBA from Pepperdine University and a BS in Finance and Entrepreneurship from Seattle Pacific University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEART TEST LABORATORIES, INC.

Date:	January 3, 2023	By:	/s/ Andrew Simpson
Andrew Simpson Chief Executive Officer